Exhibit 99.1

Impinj Reports Second Quarter 2022 Financial Results

SEATTLE, WA, July 27, 2022– Impinj, Inc. (NASDAQ: PI), a leading RAIN RFID provider and Internet of Things pioneer, today released its financial results for the second quarter ended June 30, 2022.

“Our second-quarter results were strong, with revenue and profitability exceeding our guidance,” said Chris Diorio, Impinj co-founder and CEO. “I expect demand to remain strong through second-half 2022, as we continue investing in our team, operations and platform.”

Second Quarter 2022 Financial Summary

•
Revenue of $59.8 million
•
GAAP gross margin of 52.7%; non-GAAP gross margin of 54.7%
•
GAAP net loss of $11.5 million, or loss of $(0.45) per diluted share using 25.4 million shares
•
Adjusted EBITDA of $3.8 million
•
Non-GAAP net income of $3.0 Million, or income of $0.11 per diluted share using 26.6 million shares

A reconciliation between GAAP and non-GAAP information is contained in the tables below. Additionally, descriptions of these non-GAAP financial measures are provided in the “Non-GAAP Financial Measures” sections below.

Third Quarter 2022 Financial Outlook

Impinj provides guidance based on current market conditions and expectations; actual results may differ materially. Please refer to the comments below regarding forward-looking statements. The following table presents Impinj’s financial outlook for the third quarter 2022 (in millions, except per share data):

Three Months Ending
September 30, 2022
Revenue	$63.5 to $65.5
GAAP Net loss	($7.5) to ($6.0)
Adjusted EBITDA income	$5.1 to $6.6
GAAP Weighted-average shares — basic and diluted	25.70 to 25.90
GAAP Net loss per share — basic and diluted	($0.29 ) to ($0.23 )
Non-GAAP Net income	$4.0 to $5.5
Non-GAAP Weighted-average shares — basic	25.70 to 25.90
Non-GAAP Weighted-average shares — diluted	26.70 to 26.90
Non-GAAP Net income per share — basic	$0.16 to $0.21
Non-GAAP Net income per share — diluted	$0.15 to $0.20

A reconciliation between GAAP and non-GAAP is provided in the "Non-GAAP Financial Measures" section below.

Conference Call Information

Impinj will host a conference call today, July 27, 2022 at 5:00 p.m. ET / 2:00 p.m. PT to discuss its second quarter 2022 results, as well as its outlook for its third quarter 2022. Interested parties may access the call by dialing +1-412-317-5196. A live webcast and replay will also be available on the company’s website at investor.impinj.com. Following the call, a telephonic replay will be available for five business days and may be accessed by dialing +1-412-317-0088 and entering passcode 9824045.

Management’s prepared written remarks, along with quarterly financial data, will be made available on our website at investor.impinj.com along with this release.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the market for RAIN RFID, our strategy, our prospects, the impact of Covid-19, the impact of silicon wafer and reader component availability and supply, and financial considerations for third quarter of 2022 and future periods.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

About Impinj

Impinj (NASDAQ: PI) helps businesses and people analyze, optimize, and innovate by wirelessly connecting billions of everyday things — such as apparel, automobile parts, luggage, and shipments — to the Internet. The Impinj platform uses RAIN RFID to deliver timely data about these everyday things to business and consumer applications, enabling a boundless Internet of Things. www.impinj.com

Impinj is a registered trademark of Impinj, Inc. All other trademarks are the property of their owners.

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For more information, contact:

Investor Relations

Andy Cobb, CFA

Vice President, Strategic Finance

+1-206-315-4470

ir@impinj.com

Media Relations
Jill West
Vice President, Strategic Communications

+1 206-834-1110
jwest@impinj.com

IMPINJ, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value, unaudited)

	June 30, 2022 (1)	December 31, 2021 (1)
Assets:
Current assets:
Cash and cash equivalents	$32,580	$123,903
Short-term investments	130,719	69,443
Accounts receivable, net	40,128	35,449
Inventory	32,047	21,958
Prepaid expenses and other current assets	3,603	5,049
Total current assets	239,077	255,802
Long-term investments	20,440	14,225
Property and equipment, net	28,726	27,500
Operating lease right-of-use assets	10,044	11,667
Other non-current assets	2,240	2,462
Goodwill	3,881	3,881
Total assets	$304,408	$315,537
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$10,099	$11,732
Accrued compensation and employee related benefits	5,928	6,365
Accrued and other current liabilities	2,920	2,481
Current portion of operating lease liabilities	3,635	4,143
Restructuring liabilities	119	591
Current portion of long-term debt	—	9,633
Current portion of deferred revenue	2,632	558
Total current liabilities	25,333	35,503
Long-term debt, net of current portion	279,449	278,661
Operating lease liabilities, net of current portion	10,408	11,934
Other long-term liabilities	113	279
Deferred revenue, net of current portion	364	236
Total liabilities	315,667	326,613
Stockholders' equity:
Common stock, $0.001 par value	26	25
Additional paid-in capital	374,409	351,422
Accumulated other comprehensive (loss) income	(1,226)	(39)
Accumulated deficit	(384,468)	(362,484)
Total stockholders' equity	(11,259)	(11,076)
Total liabilities and stockholders' equity	$304,408	$315,537

(1) We adopted ASU 2020-06 on January 1, 2021 using modified retrospective transition method and accounted for our convertible notes due 2026, or the 2019 Notes, on a whole-instrument basis. Upon adoption, we no longer had unamortized debt discount related to the equity component of the 2019 Notes. The condensed consolidated financial statements under both periods are presented under ASU 2020-06.

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$59,796	$47,268	$112,940	$92,516
Cost of revenue	28,294	22,491	52,659	45,758
Gross profit	31,502	24,777	60,281	46,758
Operating expenses:
Research and development	18,369	15,900	36,358	29,691
Sales and marketing	9,614	8,196	18,913	15,841
General and administrative	11,995	8,998	22,801	17,152
Restructuring costs	—	—	-	1,263
Total operating expenses	39,978	33,094	78,072	63,947
Loss from operations	(8,476)	(8,317)	(17,791)	(17,189)
Other income (expense), net	429	(4)	593	19
Induced conversion expense	(2,232)	—	(2,232)	—
Interest expense	(1,250)	(525)	(2,511)	(1,050)
Loss before income taxes	(11,529)	(8,846)	(21,941)	(18,220)
Income tax expense	6	(60)	(43)	(102)
Net loss	$(11,523)	$(8,906)	$(21,984)	$(18,322)
Net loss per share — basic and diluted	$(0.45)	$(0.37)	$(0.87)	$(0.77)
Weighted-average shares — basic and diluted	25,429	24,120	25,204	23,895

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Six Months Ended
	June 30,
	2022	2021
Operating activities:
Net loss	$(21,984)	$(18,322)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,973	2,076
Stock-based compensation	22,173	18,031
Accretion of discount or amortization of premium on investments	419	468
Amortization of debt issuance costs	806	188
Induced conversion expense related to convertible notes	2,232	—
Changes in operating assets and liabilities:
Accounts receivable	(4,679)	(973)
Inventory	(10,089)	12,265
Prepaid expenses and other assets	1,463	(186)
Accounts payable	(2,201)	(3,053)
Accrued compensation and employee related benefits	(437)	422
Accrued and other liabilities	366	364
Operating lease right-of-use assets	1,623	1,458
Operating lease liabilities	(2,034)	(1,834)
Restructuring liabilities	(472)	630
Deferred revenue	2,202	(6,553)
Net cash provided by (used in) operating activities	(7,639)	4,981
Investing activities:
Purchases of investments	(115,697)	(19,825)
Proceeds from maturities of investments	46,805	41,000
Purchases of property and equipment	(3,724)	(7,858)
Net cash provided by (used in) investing activities	(72,616)	13,317
Financing activities:
Principal payments on finance lease obligations	—	(2)
Proceeds from exercise of stock options and employee stock purchase plan	6,496	9,243
Payment of 2019 Notes	(17,564)	—
Net cash provided by (used in) financing activities	(11,068)	9,241
Net increase (decrease) in cash and cash equivalents	(91,323)	27,539
Cash and cash equivalents
Beginning of period	123,903	23,636
End of period	$32,580	$51,175

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, our key non-GAAP performance measures include adjusted EBITDA and non-GAAP net income (loss), as defined below. We use adjusted EBITDA and non-GAAP net income (loss) as key measures to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. We believe these measures provide useful information for period-to-period comparisons of our business to allow investors and others to understand and evaluate our operating results in the same manner as our management and board of directors. Our presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from similarly termed non-GAAP measures used by other companies.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) determined in accordance with GAAP, excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; investigation costs; restructuring costs; settlement and related costs; other income, net; interest expense; loss on debt extinguishment; induced conversion expense associated with repurchases of our 2019 Notes; and income tax benefit (expense).

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income (loss), excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; investigation costs; restructuring costs; settlement and related costs; amortization of debt discount related to the equity component of our convertible notes prior to the adoption of ASU 2020-06; induced conversion expense associated with repurchases of our 2019 Notes; and prepayment penalty on debt extinguishment.

On January 1, 2021, we adopted ASU 2020-06 using the modified retrospective transition method, accounting for the 2019 Notes on a whole-instrument basis. Upon adoption, the condensed consolidated financial statements for the three and six months ended June 30, 2022 and June 30, 2021, are presented under the new standard and we no longer recorded amortization of debt discount. In fourth-quarter 2021, we revised our definition of adjusted EBITDA to exclude the expense incurred in connection with the induced conversion expense associated with repurchases of our 2019 Notes.

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP Gross margin	52.7%	52.4%	53.4%	50.5%
Adjustments:
Depreciation	1.5%	1.1%	1.6%	1.1%
Stock-based compensation	0.5%	1.0%	0.8%	0.8%
Non-GAAP Gross margin	54.7%	54.5%	55.8%	52.4%

GAAP Net loss	$(11,523)	$(8,906)	$(21,984)	$(18,322)
Adjustments:
Depreciation	1,465	1,036	2,973	2,076
Stock-based compensation	10,859	10,582	22,173	18,031
Other income, net	(429)	4	(593)	(19)
Interest expense	1,250	525	2,511	1,050
Income tax expense	(6)	60	43	102
Restructuring costs	—	—	—	1,263
Induced conversion expense	2,232	—	2,232	—
Adjusted EBITDA	$3,848	$3,301	$7,355	$4,181

GAAP Net loss	$(11,523)	$(8,906)	$(21,984)	$(18,322)
Adjustments:
Depreciation	1,465	1,036	2,973	2,076
Stock-based compensation	10,859	10,582	22,173	18,031
Restructuring costs	—	—	—	1,263
Induced conversion expense	2,232	—	2,232	—
Non-GAAP Net income	$3,033	$2,712	$5,394	$3,048

Non-GAAP Net income per share:
Basic	$0.12	$0.11	$0.21	$0.13
Diluted	$0.11	$0.11	$0.20	$0.12
GAAP and non-GAAP Weighted-average shares — basic	25,429	24,120	25,204	23,895

GAAP Weighted-average shares — diluted	25,429	24,120	25,204	23,895
Dilutive shares from stock plans	1,167	1,469	1,584	1,726
Non-GAAP Weighted-average shares — diluted	26,596	25,589	26,788	25,621

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL OUTLOOK TO NON-GAAP FINANCIAL OUTLOOK

(in thousands, except per share data, unaudited – calculated at the midpoint of the outlook range)

Three Months Ending
September 30,
2022
GAAP Net loss	$(6,750)
Adjustments:
Forecasted Depreciation	1,580
Forecasted Stock-based compensation	9,830
Forecasted Interest expense	1,260
Forecasted Other income, net	(150)
Forecasted Income tax expense	30
Adjusted EBITDA	$5,800

GAAP Net loss	$(6,750)
Adjustments:
Forecasted Depreciation	1,580
Forecasted Stock-based compensation	9,830
Non-GAAP Net income	$4,660

GAAP Net loss per share — basic and diluted	$(0.26)
Non-GAAP Net income per share
Basic	$0.18
Diluted	$0.17

GAAP weighted-average shares — basic and diluted	25,800

Non-GAAP weighted-average shares — basic	25,800
Dilutive shares from stock plans	1,000
Non-GAAP weighted-average shares — diluted	26,800